Exhibit 99.1

Cree Reports Financial Results for the First Quarter of Fiscal Year 2021
DURHAM, N.C. October 28, 2020 -- Cree, Inc. (Nasdaq: CREE) today announced revenue of $216.6 million for its first quarter of fiscal 2021, ended September 27, 2020. This represents an 11% decrease compared to revenue of $242.8 million reported for the first quarter of fiscal 2020, and a 5% increase compared to the fourth quarter of fiscal 2020. GAAP net loss attributable to controlling interest for the first quarter of fiscal 2021 was $184.4 million, or $1.68 per diluted share, compared to GAAP net loss attributable to controlling interest of $37.8 million, or $0.35 per diluted share, for the first quarter of fiscal 2020. On a non-GAAP basis, net loss attributable to controlling interest for the first quarter of fiscal 2021 was $21.3 million, or $0.19 per diluted share, compared to non-GAAP net loss attributable to controlling interest for the first quarter of fiscal 2020 of $3.6 million, or $0.03 per diluted share.
In the first quarter of fiscal 2021, the Company determined it would more likely than not sell all or a portion of assets comprising the LED Products segment below carrying value and as such, GAAP net loss attributable to controlling interest for the first quarter of fiscal 2021 includes a $105.7 million impairment of goodwill.
As previously announced, on October 18, 2020, Cree executed a definitive agreement to sell the LED Products business unit to SMART Global Holdings, Inc. (SMART) for up to $300 million, including fixed upfront and deferred payments and contingent consideration. The transaction is subject to required regulatory approvals and satisfaction of customary closing conditions, and is targeted to close in the first calendar quarter of 2021.
“We are pleased with our performance in the first quarter and the momentum that continues to build for our innovative solutions across key end markets,” said Cree CEO, Gregg Lowe. “Our recent announcement to sell the Cree LED business to SMART Global Holdings is an important milestone in our transformational journey as we continue to lead the industry’s transition from silicon to silicon carbide.”

Business Outlook:

For its second quarter of fiscal 2021, Cree targets revenue from continuing operations in a range of $118 million to $124 million. GAAP net loss from continuing operations is targeted at $64 million to $69 million, or $0.58 to $0.62 per diluted share. Non-GAAP net loss from continuing operations is targeted to be in a range of $25 million to $30 million, or $0.23 to $0.27 per diluted share. Targeted non-GAAP net loss from continuing operations excludes $39 million of estimated expenses, net of tax, related to stock-based compensation expense, amortization or impairment of acquisition-related intangibles, factory optimization restructuring and start-up costs, net accretion on convertible notes, and project, transformation, transaction and transition costs. The GAAP and non-GAAP targets from continuing operations do not include any estimated change in the fair value of Cree’s Lextar investment.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the first quarter results and the fiscal second quarter 2021 business outlook, including significant factors and assumptions underlying the targets noted above.

The conference call will be available to the public through a live audio web broadcast via the Internet. For webcast details, visit Cree's website at investor.cree.com/events.cfm.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available on Cree's website at investor.cree.com/results.cfm.

About Cree, Inc.

Cree is an innovator of Wolfspeed® power and radio frequency (RF) semiconductors and lighting class LEDs. Cree’s Wolfspeed product families include silicon carbide materials, power-switching devices and RF devices targeted for applications such as electric vehicles, fast charging inverters, power supplies, telecom and military and aerospace. Cree’s LED product families include blue and green LED chips, high-brightness LEDs and lighting-class power LEDs targeted for indoor and outdoor lighting, video displays, transportation and specialty lighting applications.

For additional product and Company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the Company's financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the Company's performance, core results and underlying trends. Cree's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause Cree’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about our plans to grow the Wolfspeed business, the completion of the sale of our LED Products business and our ability to achieve our targets for the second quarter of fiscal 2021. Actual results, including with respect to our ability to complete the divestiture of the LED Products business on time or at all, could differ materially due to a number of factors, including but not limited to, risks associated with divestiture transactions generally, including the inability to obtain, or delays in obtaining, required regulatory approvals; issues, delays or complications in completing required carve-out activities to allow the LED Products business to operate on a stand-alone basis after the closing, including incurring unanticipated costs to complete such activities; risks associated with integration or transition of the operations, systems and personnel of the LED Products business, each, as applicable, within the term of the post-closing transition services agreement between SMART and Cree; unfavorable reaction to the sale by customers, competitors, suppliers and employees; the risk that costs associated with the transaction will be greater than we expect; risks relating to the COVID-19 pandemic, the risk of new and different government restrictions that limit our ability to do business, the risk of infection in our workforce and subsequent impact on our ability to conduct business, the risk that our supply chain or customer demand may continue to be negatively impacted, the risk that the current outbreak or continued spread will lead to a global recession and the potential for costs associated with our operations during the fiscal 2021 second quarter and future quarters to be greater than we anticipate as a result of all of these factors; the risk that the economic and political uncertainty caused by the tariffs imposed by the United States on Chinese goods, and corresponding Chinese tariffs and currency devaluation in response, may negatively impact demand for our products; risks related to international sales and purchases, including the risk that U.S. government actions with respect to Huawei Technologies Co. and its affiliates or other foreign customers or vendors may have a greater impact on our business and results of operations than our expectations; the risk that we may not obtain sufficient orders to achieve our targeted revenues; price competition in key markets; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs, lower yields and lower margins; our ability to lower costs; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity, including bringing on additional capacity on a timely basis to meet customer demand; the risk that longer manufacturing lead times may cause customers to fulfill their orders with a competitor's products instead; product mix; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; risks associated with our factory optimization plan and construction of a new fabrication facility, including design and construction delays and cost overruns, issues in installing and qualifying new equipment and ramping production, poor production process yields and quality control, and potential increases to our restructuring costs; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the risk that our investments may experience periods of significant stock price volatility causing us to recognize fair value losses on our investment; the risk posed by managing an increasingly complex supply chain that has the ability to supply a sufficient quantity of raw materials, subsystems and finished products with the required specifications and quality; the risk we may be required to record a significant charge to earnings if our remaining goodwill or amortizable assets become impaired; risks relating to confidential information theft or misuse, including through cyber-attacks or cyber intrusion; our ability to complete development and commercialization of products under development; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; the risk that customers do not maintain their favorable perception of our brand and products, resulting in lower demand for our products; risks associated with integration or transition of the operations, systems and personnel of the Lighting Products business unit, each, as applicable, within the terms of the post-closing transition services agreement between IDEAL Industries, Inc. and Cree; the risk that our products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 28, 2020, and subsequent reports filed with the SEC. These forward-looking statements represent Cree's judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree® and Wolfspeed® are registered trademarks of Cree, Inc.

CREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended
(in millions of U.S. Dollars, except per share data)	September 27, 2020	September 29, 2019
Revenue, net	$216.6	$242.8
Cost of revenue, net	162.6	168.6
Gross profit	54.0	74.2
Gross margin percentage	25%	31%

Operating expenses:
Research and development	49.6	43.7
Sales, general and administrative	51.9	57.6
Amortization or impairment of acquisition-related intangibles	3.6	3.6
(Gain) loss on disposal or impairment of other assets	(0.2)	1.0
Goodwill impairment	105.7	—
Other operating expense	13.4	7.2
Operating loss	(170.0)	(38.9)
Operating loss percentage	(78)%	(16)%

Non-operating expense (income), net	14.0	(1.6)
Loss before income taxes	(184.0)	(37.3)
Income tax expense	0.1	0.5
Net loss	(184.1)	(37.8)
Net income attributable to noncontrolling interest	0.3	—
Net loss attributable to controlling interest	($184.4)	($37.8)

Basic and diluted loss per share
Net loss attributable to controlling interest	($1.68)	($0.35)

Weighted average shares - basic and diluted (in thousands)	109,705	107,113

CREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

(in millions of U.S. Dollars)	September 27, 2020	June 28, 2020
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$1,138.5	$1,251.7
Accounts receivable, net	108.5	114.0
Inventories	187.3	179.1
Income taxes receivable	6.7	6.6
Prepaid expenses	28.4	26.3
Other current assets	14.6	13.8
Current assets held for sale	1.3	1.3
Total current assets	1,485.3	1,592.8
Property and equipment, net	940.9	831.1
Goodwill	424.3	530.0
Intangible assets, net	175.4	179.6
Other long-term investments	53.0	55.9
Deferred tax assets	7.3	6.3
Other assets	37.1	35.3
Total assets	$3,123.3	$3,231.0

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$273.9	$220.8
Accrued contract liabilities	36.2	38.3
Income taxes payable	2.9	3.2
Finance lease liabilities	0.4	3.6
Other current liabilities	30.0	25.3
Total current liabilities	343.4	291.2

Long-term liabilities:
Convertible notes, net	793.6	783.8
Deferred tax liabilities	3.1	1.8
Finance lease liabilities - long-term	10.3	11.4
Other long-term liabilities	57.8	53.6
Total long-term liabilities	864.8	850.6

Shareholders’ equity:
Common stock	0.1	0.1
Additional paid-in-capital	3,116.2	3,106.2
Accumulated other comprehensive income	16.0	16.0
Accumulated deficit	(1,223.6)	(1,039.2)
Total shareholders’ equity	1,908.7	2,083.1
Noncontrolling interest	6.4	6.1
Total equity	1,915.1	2,089.2
Total liabilities and shareholders’ equity	$3,123.3	$3,231.0

CREE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three months ended
(in millions of U.S. Dollars)	September 27, 2020	September 29, 2019
Operating activities:
Net loss	($184.1)	($37.8)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	33.9	28.6
Amortization of debt issuance costs and discount, net of capitalized interest	9.4	5.6
Stock-based compensation	15.7	16.9
Goodwill impairment	105.7	—
Loss on disposal or impairment of long-lived assets	0.2	1.0
Amortization of premium/discount on investments	1.5	—
Loss (gain) on equity investment	3.4	(3.5)
Foreign exchange (gain) loss on equity investment	(0.5)	0.1
Deferred income taxes	0.3	—
Changes in operating assets and liabilities:
Accounts receivable, net	5.5	(8.8)
Inventories	(7.7)	5.0
Prepaid expenses and other assets	3.5	7.9
Accounts payable, trade	(3.7)	(21.7)
Accrued salaries and wages and other liabilities	19.4	(20.5)
Accrued contract liabilities	(2.1)	7.2
Cash provided by (used in) operating activities	0.4	(20.0)
Investing activities:
Purchases of property and equipment	(114.0)	(42.0)
Purchases of patent and licensing rights	(1.9)	(1.1)
Proceeds from sale of property and equipment	0.6	—
Purchases of short-term investments	(65.7)	(134.0)
Proceeds from maturities of short-term investments	157.8	93.0
Proceeds from sale of short-term investments	7.2	31.8
Cash used in investing activities	(16.0)	(52.3)
Financing activities:
Payments on long-term debt borrowings, including finance lease obligations	(0.1)	—
Proceeds from issuance of common stock	16.5	18.6
Tax withholding on vested equity awards	(12.8)	(13.2)
Commitment fee on long-term incentive agreement	(0.5)	—
Cash provided by financing activities	3.1	5.4
Effects of foreign exchange changes on cash and cash equivalents	0.1	(0.3)
Net change in cash and cash equivalents	(12.4)	(67.2)
Cash and cash equivalents, beginning of period	448.8	500.5
Cash and cash equivalents, end of period	$436.4	$433.3

CREE, INC.
FINANCIAL RESULTS BY OPERATING SEGMENT
(unaudited)

The following tables reflect the results of the Company's reportable segments as reviewed by the Company's Chief Executive Officer, its Chief Operating Decision Maker (CODM), for the three months ended September 27, 2020 and September 29, 2019. The CODM does not review inter-segment transactions when evaluating segment performance and allocating resources to each segment. As such, total segment revenue is equal to the Company's consolidated revenue.

	Three months ended
(in millions of U.S. Dollars, except percentages)	September 27, 2020	September 29, 2019	Change
Wolfspeed revenue	$115.5	$127.7	($12.2)	(10)%
Wolfspeed percent of revenue	53%	53%
LED Products revenue	101.1	115.1	(14.0)	(12)%
LED Products percent of revenue	47%	47%
Total revenue	$216.6	$242.8	($26.2)	(11)%

	Three months ended
(in millions of U.S. Dollars, except percentages)	September 27, 2020	September 29, 2019	Change
Wolfspeed gross profit	$42.3	$59.0	($16.7)	(28)%
Wolfspeed gross margin	37%	46%
LED Products gross profit	22.4	22.1	0.3	1%
LED Products gross margin	22%	19%
Unallocated costs (1)	(10.7)	(6.9)	(3.8)	(55)%
Consolidated gross profit	$54.0	$74.2	($20.2)	(27)%
Consolidated gross margin	25%	31%
(1) Unallocated costs for the three months ended September 27, 2020 include $0.9 million in incremental manufacturing costs relating to COVID-19.

Reportable Segments Description
The Company's Wolfspeed segment's products consists of silicon carbide and gallium nitride (GaN) materials, and power devices and RF devices based on wide bandgap semiconductor materials and silicon. The Company's LED Products segment's products consist of LED chips and LED components.
Financial Results by Reportable Segment
The Company's CODM reviews gross profit as the lowest and only level of segment profit. As such, all items below gross profit in the consolidated statements of loss must be included to reconcile the consolidated gross profit presented in the preceding table to the Company's consolidated (loss) income before taxes.
The Company allocates direct costs and indirect costs to each segment's cost of revenue. The allocation methodology is based on a reasonable measure of utilization considering the specific facts and circumstances of the cost being allocated. Certain costs are not allocated when evaluating segment performance. These unallocated costs consist primarily of manufacturing employees' stock-based compensation, annual incentive plans and matching contributions under the Company's 401(k) Plan.
For the three months ended September 27, 2020, unallocated costs include incremental costs relating to operating our manufacturing operations during the COVID-19 pandemic. The majority of these incremental costs comprise additional labor costs paid to our manufacturing employees, increased cleaning costs, cleaning supplies and protective equipment, and the costs of implementing preventative safety measures, including increased wellness checks.

Cree, Inc.
Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross margin, non-GAAP operating (loss) income, non-GAAP non-operating income (expense), net, non-GAAP net (loss) income, non-GAAP diluted (loss) earnings per share from continuing operations and free cash flow.
Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release. Both our GAAP targets and non-GAAP targets do not include any estimated changes in the fair value of our Lextar investment.
Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree's results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree's results of operations in conjunction with the corresponding GAAP measures.
Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.
For its internal budgeting process, and as discussed further below, Cree's management uses financial statements that do not include the items listed below and the income tax effects associated with the foregoing. Cree's management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.
Cree excludes the following items from one or more of its non-GAAP measures when applicable:
Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock, performance stock awards and employee stock purchases through its Employee Stock Purchase Program. Cree excludes stock-based compensation expenses from its non-GAAP measures because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.
Amortization or impairment of acquisition-related intangibles. Cree incurs amortization or impairment of acquisition-related intangibles in connection with acquisitions. Cree excludes these items because they arise from Cree's prior acquisitions and have no direct correlation to the ongoing operating results of Cree's business.
Factory optimization restructuring. In May 2019, the Company started a significant, multi-year factory optimization plan to be anchored by a state-of-the-art, automated 200mm silicon carbide fabrication facility. In September 2019, the Company announced the intent to build the new fabrication facility in Marcy, New York to complement the factory expansion underway at its U.S. campus headquarters in Durham, North Carolina. As part of the plan, the Company will incur restructuring costs associated with the movement of equipment as well as disposals on certain long-lived assets. Because these charges relate to assets which had been retired prior to the end of their estimated useful lives, Cree does not believe these costs are reflective of ongoing operating results. Similarly, Cree does not consider the realized net losses on sale of assets relating to the restructuring to be reflective of ongoing operating results.
Severance and other restructuring. For the three months ended September 27, 2020 and September 29, 2019, these costs relate to the Company's realignment of certain resources as part of the Company's transition to a more focused semiconductor company. Cree does not believe these costs are reflective of ongoing operating results.
Project, transformation and transaction costs. The Company has incurred professional services fees and other costs associated with completed and potential acquisitions and divestitures, as well as internal transformation programs focused on optimizing the Company's administrative processes and upgrading the Company's enterprise resource planning (ERP) system to support the Company's expected future growth. Cree excludes these items because Cree believes they are not reflective of the ongoing operating results of Cree's business.
Factory optimization start-up costs. The Company has incurred and will incur start-up costs as part of the factory optimization plan. Cree does not believe these costs are reflective of ongoing operating results.

Non-restructuring related executive severance. The Company has incurred costs in conjunction with the termination of key executive personnel. Cree excludes these items because Cree believes they have no direct correlation to the ongoing operating results of Cree's business.
Transition service agreement costs. As a result of the sale of the Lighting Products business unit, the Company is providing certain information technology services under a transition services agreement which will not be reimbursed. Cree excludes the costs of these services because Cree believes they are not reflective of the ongoing operating results of Cree's business.
Asset impairment. In fiscal 2019, the Company incurred impairment charges in conjunction with the sale of the Lighting Products business unit for assets excluded from the purchase agreement. Cree excludes these items because Cree believes they are not reflective of the ongoing operating results of Cree's business.
Net changes in fair value of our Lextar investment. The Company's common stock ownership investment in Lextar Electronics Corporation is accounted for utilizing the fair value option. As such, changes in fair value are recognized in income, including fluctuations due to the exchange rate between the New Taiwan Dollar and the United States Dollar. Cree excludes the impact of these gains or losses from its non-GAAP measures because they are non-cash impacts that Cree does not believe are reflective of ongoing operating results. Additionally, Cree excludes the impact of dividends received on its Lextar investment as Cree does not believe it is reflective of ongoing operating results.
Accretion on convertible notes. The issuance of the 2023 and 2026 Notes results in interest accretion on the convertible notes' issue costs and discount. Cree considers these items as either limited in term or having no impact on the Company's cash flows, and therefore has excluded such items to facilitate a review of current operating performance and comparisons to the Company's past operating performance.
Income tax adjustment. This amount reconciles GAAP tax expense (benefit) to a calculated non-GAAP tax expense (benefit) utilizing a non-GAAP tax rate. The non-GAAP tax rate estimates an appropriate tax rate if the listed non-GAAP items were excluded. This reconciling item adjusts non-GAAP net (loss) income to the amount it would be if the calculated non-GAAP tax rate was applied to non-GAAP (loss) income before taxes.
Cree may incur some of these same expenses, including income taxes associated with these expenses, in future periods. In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance and liquidity. Free cash flow represents operating cash flows from continuing operations less net purchases of property and equipment and patent and licensing rights. Cree considers free cash flow to be an operating performance and a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, a portion of which can then be used to, among other things, invest in Cree's business, make strategic acquisitions and strengthen the balance sheet. A limitation of the utility of free cash flow as a measure of operating performance and liquidity is that it does not represent the residual cash flow available to the company for discretionary expenditures, as it excludes certain mandatory expenditures such as debt service.

CREE, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in millions of U.S. Dollars, except per share amounts and percentages)
(unaudited)

Non-GAAP Gross Margin

	Three months ended
	September 27, 2020	September 29, 2019
GAAP gross profit	$54.0	$74.2
GAAP gross margin percentage	25%	31%
Adjustments:
Stock-based compensation expense	3.6	2.2
Factory optimization restructuring	1.0	—
Non-GAAP gross profit	$58.6	$76.4
Non-GAAP gross margin percentage	27%	31%

Non-GAAP Operating Loss

	Three months ended
	September 27, 2020	September 29, 2019
GAAP operating loss	($170.0)	($38.9)
GAAP operating loss percentage	(78)%	(16)%
Adjustments:
Stock-based compensation expense:
Cost of revenue, net	3.6	2.2
Research and development	3.0	2.4
Sales, general and administrative	9.1	12.3
Total stock-based compensation expense	15.7	16.9
Amortization or impairment of acquisition-related intangibles	3.6	3.6
Factory optimization restructuring	2.6	1.2
Severance and other restructuring	3.2	0.8
Project, transformation and transaction costs	5.6	2.6
Factory optimization start-up costs	3.0	1.4
Non-restructuring related executive severance	—	1.2
Transition service agreement costs	2.3	3.0
Asset impairment	—	0.2
Goodwill impairment	105.7	—
Non-GAAP operating loss	($28.3)	($8.0)
Non-GAAP operating loss percentage	(13)%	(3)%

Non-GAAP Non-Operating (Expense) Income, net

	Three months ended
	September 27, 2020	September 29, 2019
Non-operating (expense) income, net	($14.0)	$1.6
Adjustments:
Net changes in the fair value of Lextar investment	2.9	(3.4)
Accretion on convertible notes, net of capitalized interest	9.4	5.6
Non-GAAP non-operating (expense) income, net	($1.7)	$3.8

Non-GAAP Net Loss

	Three months ended
	September 27, 2020	September 29, 2019
GAAP net loss	($184.1)	($37.8)
Net income attributable to noncontrolling interest	$0.3	$—
GAAP net loss attributable to controlling interest	($184.4)	($37.8)
Adjustments:
Stock-based compensation expense	15.7	16.9
Amortization or impairment of acquisition-related intangibles	3.6	3.6
Factory optimization restructuring	2.6	1.2
Severance and other restructuring	3.2	0.8
Project, transformation and transaction costs	5.6	2.6
Factory optimization start-up costs	3.0	1.4
Non-restructuring related executive severance	—	1.2
Transition service agreement costs	2.3	3.0
Asset impairment	—	0.2
Goodwill impairment	105.7	—
Net changes in the fair value of Lextar investment	2.9	(3.4)
Accretion on convertible notes, net of capitalized interest	9.4	5.6
Total adjustments to GAAP net loss attributable to controlling interest before provision for income taxes	154.0	33.1
Income tax adjustment - benefit (expense)	9.1	1.1
Non-GAAP net loss attributable to controlling interest	($21.3)	($3.6)

Non-GAAP diluted loss per share attributable to controlling interest	($0.19)	($0.03)
Non-GAAP weighted average shares (in thousands)	109,705	107,113

Free Cash Flow

	Three months ended
	September 27, 2020	September 29, 2019
Net cash provided by (used in) operating activities	$0.4	($20.0)
Less: PP&E spending	(114.0)	(42.0)
Less: Patents spending	(1.9)	(1.1)
Total free cash flow	($115.5)	($63.1)

CREE, INC.
Business Outlook Unaudited GAAP to Non-GAAP Reconciliation

Three Months Ended
(in millions of U.S. Dollars)	December 27, 2020
GAAP net loss from continuing operations outlook range	($69) to ($64)
Adjustments:
Stock-based compensation expense	13
Amortization or impairment of acquisition-related intangibles	4
Factory optimization restructuring and start-up costs	2
Accretion on convertible notes, net of capitalized interest	9
Project, transformation, transaction and transition costs	4
Total adjustments to GAAP net loss before provision for income taxes	32
Income tax adjustment	7
Non-GAAP net loss from continuing operations outlook range	($30) to ($25)

Contact:
Tyler Gronbach
Cree, Inc.
Vice President, Investor Relations
Phone: 919-407-4820
investorrelations@cree.com

Source: Cree, Inc.